As filed with the Securities and Exchange Commission on June 11, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TORCHMARK CORPORATION

TORCHMARK CAPITAL TRUST IV

TORCHMARK CAPITAL TRUST V

(Exact Name of Registrant as Specified in Its Charter)

Delaware	63-0780404
Delaware	20-4759756
Delaware	27-6057151
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3700 South Stonebridge Drive

McKinney, Texas 75070

(972) 569-4000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Larry M. Hutchison, Esq.

Executive Vice President and General Counsel

Torchmark Corporation

3700 South Stonebridge Drive

McKinney, Texas 75070

(972) 569-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Timothy W. Gregg, Esq.

Maynard, Cooper & Gale, P.C.

1901 Sixth Avenue North, Suite 2400

Birmingham, Alabama 35203

(205) 254-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum aggregate offering price/ Amount of registration fee
Subordinated Debt Securities of Torchmark Corporation (4)(5)	(1)(2)(3)
Senior Debt Securities of Torchmark Corporation (5)
Preferred Stock of Torchmark Corporation (5)
Common Stock of Torchmark Corporation (5)
Depositary Shares of Torchmark Corporation (6)
Warrants of Torchmark Corporation (7)
Purchase Contracts of Torchmark Corporation (8)
Trust Preferred Securities of Torchmark Capital Trust IV and Torchmark Capital Trust V
Guarantees and Back-up Undertakings by Torchmark Corporation with respect to the Trust Preferred Securities (9)
Units (10)

(1)	An unspecified aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrants are deferring payment of all of the registration fee. Registration fees will be paid subsequently on a pay-as-you-go basis.

(3)	This registration statement also covers an indeterminate number of debt securities, shares of preferred stock, shares of common stock, depositary shares, warrants, stock purchase contracts and units of Torchmark Corporation and trust preferred securities of Torchmark Capital Trust IV and Torchmark Capital Trust V (the “Trusts”) and the related guarantees of Torchmark Corporation that may be reoffered and resold on an ongoing basis after their initial sale in remarketing or other resale transactions by the registrants or affiliates of the registrants.

(4)	Includes subordinated debentures which may be purchased by the Trusts with the proceeds of the sale of trust preferred securities. Any such subordinated debentures may later be distributed to the holders of trust preferred securities upon the occurrence of certain events.

(5)	Includes such indeterminate number of shares of common stock and preferred stock, and indeterminate principal amount and number of debt securities, as may be issued upon conversion, exchange or settlement of any securities registered hereunder to the extent any such securities are, by their terms, convertible into, exchangeable for or settled for common stock, preferred stock or debt securities.

(6)	Includes depositary shares evidenced by depositary receipts issuable in the event that Torchmark Corporation elects to offer fractional interests in debt securities or shares of common or preferred stock registered hereby, upon the exercise of warrants or delivery upon settlement of purchase contracts.

(7)	Warrants may represent rights to purchase debt securities, preferred stock, common stock or other securities registered hereunder. Warrants may be sold separately or with debt securities, preferred stock, common stock or other securities registered hereunder.

(8)	Includes purchase contracts issuable upon conversion or exchange of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable for purchase contracts. Each purchase contract obligates Torchmark Corporation to sell, and the holder thereof to purchase, an indeterminate number of shares of common stock or preferred stock or depositary shares issuable upon settlement of the stock purchase contracts issued by Torchmark Corporation.

(9)	Includes the rights of holders of the trust preferred securities under the guarantees and back-up undertakings, consisting of obligations of Torchmark Corporation, as set forth in the applicable Amended and Restated Declaration of Trust (including the obligation to pay expenses of the applicable Trust), the Junior Subordinated Indenture and any applicable supplemental indentures thereto, in each case as further described in the Registration Statement. No separate consideration will be received for the guarantees or back-up undertakings. In accordance with Rule 457(n) under the Securities Act, no separate registration fee will be paid for the guarantees or back-up undertakings.

(10)	Each unit will be issued under a unit agreement or other document and will represent an interest in two or more debt securities, warrants, purchase contracts, shares of preferred stock, shares of common stock, depositary shares or trust preferred securities, in any combination, which may or may not be separable from one another.

This Registration Statement contains a prospectus relating to both the offering of newly issued securities and remarketing or other resale transactions that occur on an ongoing basis in securities that have been previously or will be issued under this Registration Statement.

Senior Debt Securities

Subordinated Debt Securities

Preferred Stock

Common Stock

Depositary Shares

Warrants

Purchase Contracts

Units

TORCHMARK CAPITAL TRUST IV

TORCHMARK CAPITAL TRUST V

Preferred Securities

guaranteed by Torchmark Corporation

We may offer from time to time, in amounts, at prices and on other terms to be determined at the time of offering, senior or subordinated debt securities, preferred stock or common stock, depositary shares, warrants, purchase contracts, trust preferred securities, as well as units that include any of these securities or securities of other entities.

This prospectus describes some of the general terms that may apply to these securities. We will provide you with more specific terms of the securities we may offer in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement and a pricing supplement, if any.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Torchmark Corporation’s common stock is listed on the New York Stock Exchange under the symbol “TMK.”

Neither the Securities and Exchange Commission nor any state securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 11, 2009.

Unless the context otherwise indicates, the terms “Torchmark”, “we”, “us” or “our” means Torchmark Corporation and its consolidated subsidiaries, and the term “Trusts” means, collectively, Torchmark Capital Trust IV and Torchmark Capital Trust V.

ABOUT THIS PROSPECTUS

This prospectus relates to a joint registration statement filed by Torchmark and the Trusts with the Securities and Exchange Commission (the “SEC” or the “Commission”) using a “shelf” registration process (the “registration statement”). Under this shelf process as described in the registration statement we, and in the case of an offering of trust preferred securities, the Trusts, may sell any combination of the securities described in this prospectus from time to time in one or more offerings. In addition, we or any of our affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale.

This prospectus provides you with a general description of the securities we and the Trusts may offer. Each time we or the Trusts sell securities, we or the Trusts, as the case may be, will provide a prospectus supplement containing specific information about the terms of the securities being offered. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us, the Trusts and the securities to be offered. The registration statement, including the exhibits, can be read at the SEC web site or at the SEC office mentioned under the heading “Where You Can Find More Information.” General information about us, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our web site at www.torchmarkcorp.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our web site is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus and in the applicable prospectus supplement, including the information incorporated by reference. Neither we, the Trusts nor any underwriters or agents, have authorized anyone to provide you with different information. We are not making an offer to sell these securities in any state where the offer or sale is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.

Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of the offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars (“$”).

TORCHMARK CORPORATION

Torchmark is an insurance holding company that provides protection life and supplemental health insurance and related products. Torchmark was incorporated in Delaware on November 29, 1979. It is the ultimate parent company of Liberty National Life Insurance Company, Globe Life And Accident Insurance Company, United American Insurance Company, United Investors Life Insurance Company, and American Income Life Insurance Company. Globe Life And Accident is a direct-response provider of life insurance known for its administrative efficiencies. American Income provides individual life insurance to labor union members. Liberty National, one of the oldest traditional insurers in the Southeast, is the largest life insurer in its home state of Alabama. United American is a consumer-oriented provider of Medicare supplemental health insurance.

Torchmark’s principal executive offices are located at 3700 South Stonebridge Drive, McKinney, Texas 75070, and its telephone number is (972) 569-4000. Unless the context otherwise indicates, the terms “Torchmark”, “we”, “us” or “our” means Torchmark Corporation and its consolidated subsidiaries.

THE TRUSTS

We created two Delaware statutory trusts by executing, as sponsor, two declarations of trust with four appointed trustees for each trust. The trusts are named Torchmark Capital Trust IV and Torchmark Capital Trust V (each a “Trust” and collectively the “Trusts”). Prior to the issuance of trust preferred securities, we will file an Amended and Restated Declaration of Trust for the Trust that will issue the trust preferred securities. The trust declaration will state the terms and conditions for the Trust to issue and sell its preferred securities and its common securities. A form of trust declaration is filed as an exhibit to the registration statement of which this prospectus is a part.

Each of the Trusts exists for the exclusive purposes of:

•	issuing and selling its trust preferred securities, which represent preferred undivided beneficial ownership interests in such Trust’s assets;

•

issuing its trust common securities, which represent common undivided beneficial ownership interests in such Trust’s assets, to us in a total liquidation amount equal to at least 3% of the Trust’s total capital;

•	using the proceeds from the sales of its trust preferred securities and trust common securities to purchase one or more series of our debt securities;

•	distributing the cash payments it receives from us on the debt securities to the holders of the trust preferred securities;

•	maintaining the Trust’s status as a grantor trust for federal income tax purposes; and

•	engaging in only those other activities that are necessary, advisable or incidental to these purposes, such as registering the transfer of preferred securities.

Any debt securities we sell to a Trust will be the sole assets of such Trust, and, accordingly, payments under the senior or subordinated debt securities will be the sole revenues of such Trust.

We will acquire and own all of the trust common securities of each Trust. Unless otherwise stated in the applicable prospectus supplement, the trust common securities will represent an aggregate liquidation amount equal to at least 3% of each Trust’s total capitalization. The trust preferred securities will represent the remaining approximately 97% of such Trust’s total capitalization. The trust common securities will have terms substantially identical to, and will rank equal in priority of payment with, the trust preferred securities. However, if an event of default under the related trust declaration or trust preferred securities guarantee has occurred, then cash distributions and liquidation, redemption and other amounts payable on the trust common securities will rank lower in priority of payment than the trust preferred securities.

We will guarantee the trust preferred securities as described later in this prospectus and the applicable prospectus supplement.

We have appointed the following trustees to conduct the Trusts’ business and affairs:

•	BNY Mellon Trust of Delaware, as the Delaware trustee; and

•	three officers of Torchmark as the regular trustees.

Prior to the issuance of any trust preferred securities, we will also appoint The Bank of New York Mellon Trust Company, N.A. as property trustee for each of the Trusts. Only Torchmark, as the only holder of the trust common securities of each Trust, can remove or replace the trustees, except that if an event of default under the related subordinated indenture occurred and is continuing, only the holders of a majority in liquidation amount of the outstanding trust preferred securities may remove and replace the property trustee and the Delaware trustee. In addition, we can increase or decrease the number of trustees.

The property trustee under the declarations of trust will also act as guarantee trustee under the trust preferred securities guarantee and as indenture trustee under the subordinated debt indenture.

The duties and obligations of each trustee are governed by the declarations of trust. As issuer of the debt securities to be purchased by the Trusts and as borrower under the applicable indenture, we will pay all fees and expenses related to each Trust and to each offering of the related preferred securities (except each Trust will pay for its obligations under the related trust preferred and trust common securities) and we will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust. The principal executive office of the Trusts is c/o Torchmark Corporation, 3700 South Stonebridge Drive, McKinney, Texas 75070, and the telephone number is (972) 569-4000.

The Trusts will not have separate financial statements. The statements would not be material to holders of the preferred securities because the Trusts will not have any independent operations. The Trusts exist solely for the reasons stated above.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying prospectus supplement and the information incorporated by reference may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect Torchmark’s current view with respect to future events and financial performance. Some of the forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or the negative of those words or other comparable terminology. All statements, other than statements of historical facts, may be forward-looking statements. These forward-looking statements are subject to inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from historical results or anticipated results. For a discussion of factors that could cause actual results to differ, please see the discussion contained in the applicable prospectus supplement and in other information contained in our publicly available SEC filings. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made, and neither Torchmark nor any of our agents or dealers can give assurance that such statements will prove to be correct. Torchmark undertakes no obligation to update, review or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table presents the ratio of earnings to fixed charges for Torchmark for each of the periods indicated.

	Quarter Ended March 31,			Year Ended December 31,
	2009	2008		2008	2007		2006		2005		2004
Ratio of earnings to fixed charges: (unaudited)
Excluding interest credited on deposit products	8.7x	11.7	x	11.2x	12.5	x	11.3	x	12.7	x	13.4	x
Including interest credited on deposit products	4.7x	6.3	x	5.9x	6.9	x	6.6	x	6.8	x	6.9	x

For purposes of computing these ratios, “earnings” represent consolidated income from continuing operations before income taxes and fixed charges. “Fixed charges” represent interest expense, including interest credited on deposit products where indicated, amortization of bond issue costs and that portion of rental expense deemed representative of the interest factor.

A ratio of earnings to combined fixed charges and preferred stock dividends is not presented as the results do not differ from the ratio of earnings to fixed charges presented above.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains a summary of our common stock, preferred stock, depositary shares, debt securities, warrants, units, preferred securities of the Trusts, and preferred securities guarantees of Torchmark relating to each Trust. The securities issued by each Trust will be identical, except as otherwise described in the prospectus supplement for such securities. These summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement contain the material terms and conditions for each security.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete. You should also read our Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), our Amended and Restated Bylaws (the “Bylaws”) and the Delaware General Corporation Law. We have filed copies of the Certificate of Incorporation and the Bylaws with the SEC. These documents are incorporated by reference into the registration statement of which this prospectus is a part.

We have 325,000,000 shares of capital stock authorized, of which 320,000,000 shares are common stock, par value $1.00 per share, and 5,000,000 shares are preferred stock, par value $1.00 per share. As of June 5, 2009, we had 82,734,765 shares of common stock issued and outstanding (excluding treasury shares), and 350,862 shares of preferred stock issued and outstanding. All of our issued and outstanding shares of preferred stock are held by our wholly-owned insurance subsidiaries and are therefore not considered to be issued and outstanding for purposes of our consolidated financial statements.

No holders of our capital stock are entitled to preemptive rights.

Common Stock

Dividends. Subject to the rights of the holders of any shares of preferred stock which may at the time be outstanding, holders of common stock are entitled to such dividends as the Board of Directors may declare out of legally available funds. The issuance of dividends will depend upon, among other factors deemed relevant by the Board of Directors, Torchmark’s financial condition, results of operations, cash requirements, future prospects and regulatory restrictions on the payment of dividends by Torchmark’s subsidiaries. There is no assurance that Torchmark will declare and pay any dividends.

Voting Rights. The holders of our common stock will possess exclusive voting rights in Torchmark, except to the extent the Board of Directors specifies voting power with respect to any preferred stock issued. Except as hereinafter described, holders of common stock are entitled to one vote for each share of common stock, but will not have any right to cumulate votes in the election of directors.

Liquidation and Dissolution. In the event of liquidation, dissolution or winding up of Torchmark, the holders of common stock are entitled to receive, after payment of all of Torchmark’s debts and liabilities and of all sums to which holders of any preferred stock may be entitled, the distribution of any remaining assets of Torchmark.

Other Rights. Holders of common stock have no preemptive, conversion, redemption or sinking fund rights.

Miscellaneous. Any shares of common stock sold hereunder will be fully paid and nonassessable. The transfer agent and registrar for Torchmark’s common stock is The Bank of New York Mellon. The common stock is listed on the New York Stock Exchange under the symbol “TMK” and on the International Stock Exchange in London, England under the symbol “TMK.”

Preferred Stock

Pursuant to our Certificate of Incorporation, our Board of Directors has the authority, without further stockholder action, to issue a maximum of 5,000,000 shares of preferred stock. Our Board of Directors has the authority to determine or fix the rights, preferences, privileges and other terms and conditions with respect to shares of any series of preferred stock. The following is a general description of the terms of our preferred stock.

The particular terms of any series of preferred stock offered hereby will be set forth in a prospectus supplement relating to such securities. The rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption and liquidation preferences, of the preferred stock of each series will be fixed or designated pursuant to a certificate of designations adopted by our Board of Directors or a duly authorized committee of our board. The description of preferred stock set forth below and the description of the terms of a particular series of preferred stock that will be set forth in a prospectus supplement do not purport to be complete and are qualified in their entirety by reference to the certificate of designations relating to such series. In all respects, regardless of series, the preferred stock will rank in preference to Torchmark’s common stock as to payment of dividends and as to distribution of assets of Torchmark upon the liquidation, dissolution or winding up of Torchmark. Upon issuance against full payment of their purchase price, shares of preferred stock will be fully paid and nonassessable.

Dividends. Holders of a series of preferred stock will be entitled to receive, when, as and if declared by our Board of Directors out of any funds legally available for that purpose, dividends in cash at such rates, payable on such dates in each year and in respect of such dividend periods, as stated in Torchmark’s Certificate of Incorporation or the certificate of designations for that series of preferred stock, before any dividends may be declared, paid or set apart for payment upon the common stock or any other class of stock ranking junior to that series of preferred stock. No dividend may be declared or paid on any series of preferred stock unless at the same time a dividend in like proportion to the designated dividend amounts has been declared or paid on each other series of preferred stock then issued and outstanding ranking prior to or on a parity with that particular series with respect to the payment of dividends. Dividends on preferred stock may be either cumulative or noncumulative.

Liquidation Preference. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, holders of preferred stock of each series (if any shares thereof are then issued and outstanding) will be entitled to payment of the applicable liquidation price or prices plus accrued dividends, out of our available assets, in preference to the holders of common stock or any other class of stock ranking junior to such series of preferred stock upon liquidation, dissolution or winding up.

Redemption and Conversion. Each series of preferred stock will be subject to redemption, if applicable, on such terms, at such prices and on such dates as may be set forth in the applicable certificates of designations. The preferred stock will not be convertible.

Voting Rights. The holders of the preferred stock have no voting rights except as specifically required by statute and except for certain voting rights specifically provided in Torchmark’s Certificate of Incorporation, including the certificates of designations creating the various series of such stock. Voting rights of the preferred stock will be noncumulative.

Outstanding Preferred Stock

As of June 5, 2009, Torchmark had 350,862 shares of Cumulative Preferred Stock, Series A, issued and outstanding, of which 279,493 shares are 6.50% Cumulative Preferred Stock, Series A, and 71,369 shares are 7.15% Cumulative Preferred Stock, Series A (collectively, the “Series A Preferred Stock”). All of our issued and outstanding shares of Series A Preferred Stock are held by our wholly-owned insurance subsidiaries.

Holders of the Series A Preferred Stock are entitled to receive, if, when, and as declared by our Board of Directors out of legally available assets, cumulative cash dividends at the stated percentage per annum of the face value, which face value is equal to $1,000 per share of Series A Preferred Stock. These dividends are payable semi-annually in arrears (on each June 30 and December 31, with respect to the 6.50% Series A Preferred Stock, and on each May 15 and November 15 with respect to the 7.15% Series A Preferred Stock). When dividends are not paid in full upon the Series A Preferred Stock and any other parity stock, dividends upon such stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the current dividend period per share on the Series A Preferred Stock, and accrued dividends, including any accumulations on such parity stock, bear to each other. In the event that full cumulative semi-annual dividends have not been declared and paid or set apart for payment, we may not declare or pay dividends on or repurchase or redeem our common stock or any other stock ranking junior to the Series A Preferred Stock, except that dividends may be paid in shares, options, warrants or rights. No interest will be payable in respect of any dividend payment that may be in arrears.

In the event of our voluntary or involuntary liquidation, dissolution or winding-up, the holders of the Series A Preferred Stock at the time outstanding will be entitled to receive a liquidating distribution in the amount of $1,000 per share, plus any accrued and unpaid dividends, out of our assets legally available for distribution to our stockholders, before any distribution is made to holders of our common stock or any securities ranking junior to the Series A Preferred Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with the Series A Preferred Stock upon liquidation and the rights of our creditors.

We may, at the option of our Board of Directors, redeem the Series A Preferred Stock in whole or in part, in multiples of $1,000,000, at the redemption price of $1,000 per share plus any accrued and unpaid dividends, without interest; provided, however, that we may not redeem less than all of the outstanding Series A Preferred Stock unless full cumulative dividends have been paid for all past dividend periods. Notwithstanding our right to redeem the Series A Preferred Stock, we have no obligation to repurchase or otherwise retire the Series A Preferred Stock by sinking fund or otherwise.

Holders of our Series A Preferred Stock do not have any voting rights and are not entitled to elect any directors, except as required by law and as further described below.

If, on the date used to determine stockholders of record for any meeting of stockholders at which directors are to be elected, we have failed to pay, or declare and set aside for payment, full dividends on the Series A Preferred Stock or any other class or series of parity stock for three semi-annual dividend periods (whether or not consecutive), the holders of the Series A Preferred Stock, voting together as a single and separate class with the holders of all outstanding parity stock, will have the right to elect two directors to our Board of Directors, and such right will continue until all dividend payments have been declared and paid or set apart for payment. If and when all rights of holders of our Series A Preferred Stock and parity stock to elect directors shall have ceased, the terms of office of all the directors elected by preferred stockholders under this provision shall immediately terminate. Until all dividend payments have been declared and paid or set apart for payment, any director who has been elected as described above can be removed, at any time, with or without cause, only by the holders of a majority of the Series A Preferred Stock and parity stock entitled to elect such director, at a special meeting of those stockholders called for that purpose, and any vacancy may be filled by a vote of such holders.

So long as any shares of our Series A Preferred Stock are outstanding, the vote or consent of the holders of at least 66  2/3% of the shares of our Series A Preferred Stock at the time outstanding, voting as a class with all other series of preferred stock ranking equal with the Series A Preferred Stock and entitled to vote thereon, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Delaware law:

•

the authorization, creation or issuance of any series of preferred stock ranking senior to the Series A preferred stock in the payment of dividends or in the distribution of assets on our liquidation, dissolution or winding-up; or

•

any amendment, alteration or repeal of any provision, whether by merger, consolidation or otherwise, of our Certificate of Incorporation that would adversely affect the preferences, rights, powers or privileges of the Series A Preferred Stock.

If an amendment, alteration, repeal, merger or consolidation described above would adversely affect one or more but not all series of voting preferred stock (including the Series A Preferred Stock for this purpose), then only those series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock. Our

Certificate of Incorporation may be amended to increase the number of authorized shares of common stock or parity or junior preferred stock without the vote of the holders of the outstanding Series A Preferred Stock.

Notwithstanding the foregoing description of voting rights, for as long as the shares of Series A Preferred Stock are owned by our insurance subsidiaries or any other majority-owned subsidiary, such shares have no voting rights under Delaware law.

Holders of the Series A Preferred Stock have no right to convert such shares into, or exchange them for, shares of any other class or classes or any other series of our capital stock.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Provisions of Delaware Law

As a corporation organized under the laws of the State of Delaware, we are subject to Section 203 of the Delaware General Corporation Law, which restricts specified business combinations between us and an “interested stockholder” or its affiliates or associates for a period of three years following the time that the stockholder becomes an “interested stockholder.” In general, an “interested stockholder” is defined for purposes of Delaware law as a stockholder owning 15% or more of our outstanding voting stock. The restrictions do not apply if:

•

prior to an interested stockholder becoming such, our Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction which resulted in any person becoming an interested stockholder, such interested stockholder owns at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by employee stock ownership plans and persons who are both directors and officers of Torchmark; or

•

at or subsequent to the time an interested stockholder becomes such, the business combination is both approved by our Board of Directors and authorized at an annual or special meeting of our stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

Under some circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed under Section 203. Our Certificate of Incorporation does not exclude us from the restrictions imposed under Section 203. It is anticipated that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our Board of Directors since the stockholder approval requirement would be avoided if a majority of the directors then in office approves, prior to the date on which a stockholder becomes an interested stockholder, either the business combination or the transaction which results in the stockholder becoming an interested stockholder.

Provisions of Our Certificate of Incorporation and Bylaws

The summary below describes certain provisions of our Certificate of Incorporation and Bylaws which may have the effect, either alone or in combination with the provisions of Section 203 discussed above, of making more difficult or discouraging a tender offer, proxy contest or other takeover attempt that is opposed by our Board of Directors but that a stockholder might consider to be in such stockholder’s best interest. Those provisions include:

•	a classified Board of Directors and restrictions on the rights of stockholders to remove directors;

•	a prohibition against stockholders calling a special meeting of stockholders; and

•	restrictions on business combination transactions with “interested stockholders.”

Number of Directors; Classified Board of Directors; Removal; Filling Vacancies. Our Bylaws provide that the number of directors shall consist of not less than seven nor more than 15 persons which exact number shall be fixed by a majority vote of the Board of Directors. The Board of Directors are divided into three classes with the classes to be as nearly equal in number as possible. The directors serve three year terms.

Our Bylaws provide that any vacancies will be filled by the affirmative vote of a majority of the remaining directors, or if all directors have been removed, by a majority vote of the stockholders. Accordingly, absent an amendment to the Bylaws, our Board of Directors could prevent any stockholder from enlarging the Board of Directors and filling the new directorships with such stockholder’s own nominees. Moreover, our Bylaws provide that directors may be removed by stockholders only for cause.

The classification of directors could have the effect of making it more difficult for stockholders to change the composition of the Board of Directors. At least two annual meetings of stockholders, instead of one, are generally required to effect a change in a majority of the Board of Directors. Such a delay may help ensure that our directors, if confronted by a holder attempting to force a proxy contest, a tender or exchange offer, or an extraordinary corporate transaction, would have sufficient time to review the proposal as well as any available alternatives to the proposal and to act in what they believe to be the best interest of the stockholders. The classification provisions will apply to every election of directors, however, regardless of whether a change in the composition of the Board of Directors would be beneficial to us and our stockholders and whether or not a majority of our stockholders believe that such a change would be desirable.

The classification provisions could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of Torchmark, even though such an attempt might be beneficial to us and our stockholders. The classification of the Board of Directors could thus increase the likelihood that incumbent directors will retain their positions. In addition, because the classification provisions may discourage accumulations of large blocks of our stock by purchasers whose objective is to take control of Torchmark and remove a majority of the Board of Directors, the classification of the Board of Directors could tend to reduce the likelihood of fluctuations in the market price of the common stock that might result from accumulations of large blocks of our stock. Accordingly, stockholders could be deprived of opportunities to sell their shares of common stock at a higher market price than might otherwise be the case.

Special Meetings. Our Bylaws provide that special meetings of stockholders can be called only by our board of directors by a resolution adopted by a majority of the Board of Directors, upon not less than ten nor more than 60 days’ written or electronic notice. Additionally, the business permitted to be conducted at any special meeting of stockholders is limited to the business described in the notice of meeting given by the Board of Directors, unless the consideration of new business is approved by the unanimous consent of all the stockholders entitled to vote at the meeting.

The provisions of our Bylaws permitting special meetings to be called only at the request of a majority of the Board of Directors may have the effect of delaying consideration of a stockholder proposal until the next annual meeting. Moreover, a stockholder could not force stockholder consideration of a proposal over the opposition of a majority of the Board of Directors, by calling a special meeting of stockholders prior to the time such parties believe such consideration to be appropriate.

Fair Price Provisions Involving Business Combinations. Our Certificate of Incorporation contains a “fair price” provision that applies to certain business combination transactions involving any person, entity or group that beneficially owns at least 10% of our aggregate voting stock—such person, entity or group is referred to in the Certificate of Incorporation as an “interested stockholder”. This provision requires the affirmative vote of the holders of not less than 80% of our voting stock to approve specified transactions between an interested stockholder or its affiliate and us or our subsidiaries, including:

•	any merger or consolidation;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets (in one transaction or a series of transactions) having a fair market value of $5,000,000 or more;

•

the issuance or transfer of any of our securities or any of our subsidiaries’ securities by us or any of our subsidiaries to an interested stockholder in exchange for cash, securities or other property having a fair market value of $5,000,000 or more;

•	the adoption of a plan or proposal for our liquidation or dissolution proposed by or on behalf of an interested stockholder or its affiliate; and

•

any reclassification of securities, recapitalization, or any other transaction involving us or any of our subsidiaries that would have the effect of increasing the voting power of an interested stockholder or its affiliate.

This voting requirement will not apply to any particular transaction approved by a majority vote of the directors who are unaffiliated with the interested stockholder and who were members of our Board of Directors before the interested stockholder became a stockholder. This voting requirement will also not apply to any transaction involving the payment of consideration to holders of Torchmark’s outstanding capital stock in which certain minimum “fair price” and procedural requirements are met.

This “fair price” provision could have the effect of delaying or preventing a change in control of Torchmark in a transaction of series of transactions that does not satisfy the stated criteria.

Amendments. Ordinarily, the Certificate of Incorporation may be amended by a majority vote of the stockholders at a special or annual meeting following approval of the amendment by the Board of Directors, and the Bylaws may be amended by a majority vote of the Board of Directors or by a majority vote of stockholders at a special or annual meeting. However, the affirmative vote of holders of not less than 80% of our voting stock, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or to repeal certain provisions of our Bylaws and Certificate of Incorporation, including those anti-takeover provisions discussed in this section.

Issuance of Additional Preferred Stock. Our Certificate of Incorporation authorizes the Board of Directors to create and issue additional preferred stock for such consideration and on such terms as it may determine. The rights assigned to a series of preferred stock by the Board of Directors including voting, dividend, redemption, liquidation and conversion rights, may delay, discourage or prevent a change in control of Torchmark. For example, the Board of Directors has the power, to the extent consistent with its fiduciary duties, to issue a series of preferred stock with preferential voting rights to persons friendly to management to attempt to block a post-tender offer merger or other transaction by which a third party seeks control, and thereby assist management to retain its position.

DESCRIPTION OF DEPOSITARY SHARES

The following outlines some of the general terms and provisions of the depositary shares. Further terms of the depositary shares and the applicable deposit agreement will be stated in the applicable prospectus supplement. The following description and any description of the depositary shares in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the deposit agreement, a form of which has been or will be filed as an exhibit to the registration statement of which this prospectus forms a part.

The particular terms of the depositary shares offered by any prospectus supplement and the extent to which the general provisions described below may apply to such depositary shares will be outlined in the applicable prospectus supplement.

General

Torchmark may choose to offer fractional interests in debt securities or fractional shares of common stock or preferred stock. Torchmark may issue fractional interests in debt securities, common stock or preferred stock, as the case may be, in the form of depositary shares. Each depositary share would represent a fractional interest in a security of a particular series of debt securities or a fraction of a share of common stock or of a particular series of preferred stock, as the case may be, and would be evidenced by a depositary receipt.

Torchmark will deposit the debt securities or shares of common stock or preferred stock represented by depositary shares under a deposit agreement between Torchmark and a depositary which will be named in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share, you will be entitled, in proportion to the applicable fraction of a debt security or share of common stock or preferred stock represented by the depositary share, to all the rights and preferences of the debt security, common stock or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

Interest, Dividends and Other Distributions

The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities, common stock or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own. In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case, the depositary may sell the property and distribute the net proceeds from the sale to you.

Redemption of Depositary Shares

If a debt security, common stock or series of preferred stock represented by depositary shares is redeemed, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security or share of common stock or preferred stock, as the case may be, payable in relation to the redeemed series of debt securities, common stock or preferred stock. Whenever Torchmark redeems debt securities or shares of common stock or preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing, as the case may be, fractional interests in the debt securities or shares of common stock or preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Exercise of Rights under the Indentures or Voting the Common Stock or Preferred Stock

Upon receipt of notice of any meeting at which the holders of depositary shares are entitled to vote, or of any request for instructions or directions from the holders of depositary shares, the depositary will mail to such holders the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder’s depositary shares or how to vote the amount of the common stock or preferred stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities, common stock or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the common stock or preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. Torchmark will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to your fractional interests in the debt securities or voting shares of the common stock or preferred stock, as the case may be, if it does not receive specific instructions from the holders of depositary shares.

Amendment and Termination of the Deposit Agreement

Torchmark and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely affects the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

The deposit agreement will terminate if:

•	all outstanding depositary shares have been redeemed;

•

if applicable, the debt securities and the preferred stock represented by depositary shares have been converted into or exchanged for common stock or, in the case of debt securities, repaid in full; or

•

there has been a final distribution in respect of the common stock or preferred stock, including in connection with the liquidation, dissolution or winding-up of Torchmark, and the distribution proceeds have been distributed to you.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to Torchmark notice of its election to do so. Torchmark also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. Torchmark must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having total assets of not less than $1,000,000,000.

Charges of Depositary

Torchmark will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Torchmark will pay charges of the depositary in connection with the initial deposit of the debt securities or common stock or preferred stock, as the case may be, and issuance of depositary receipts, all withdrawals of depositary shares of debt securities or common stock or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities or preferred stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous

The depositary will forward all reports and communications from Torchmark which are delivered to the depositary and which Torchmark is required or otherwise determines to furnish to holders of debt securities, common stock or preferred stock, as the case may be. Neither Torchmark nor the depositary will be liable under the deposit agreement to you other than for its gross negligence, willful misconduct or bad faith. Neither Torchmark nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, common stock or preferred stock unless satisfactory indemnity is furnished. Torchmark and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of common stock or preferred stock for deposit, you or other persons believed to be competent and on documents which Torchmark and the depositary believe to be genuine.

DESCRIPTION OF TRUST PREFERRED SECURITIES

The following is a summary of the general terms of the trust preferred securities. We will file a prospectus supplement that may contain additional terms when a Trust issues preferred securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the trust preferred securities to be sold. You should also read the trust declaration for each Trust and the indentures between Torchmark and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the issuance of the debt securities by Torchmark. We have filed these documents with the SEC as exhibits to the registration statement of which this prospectus is a part.

General

Each trust declaration will authorize the regular trustees to issue on behalf of a Trust one series of trust preferred securities that will have the terms described in a prospectus supplement. A Trust will use the proceeds from the sale of its preferred and common securities to purchase a series of our debt securities. The property trustee will hold the debt securities in trust for the benefit of the holders of the trust preferred and trust common securities.

Torchmark will guarantee the trust preferred securities under a Trust Preferred Securities Guarantee. We will agree to make payments of distributions and payments on redemption or liquidation concerning a Trust’s trust preferred securities, but only if the Trust has funds available to make those payments and has not done so. See “Description of the Trust Preferred Securities Guarantees” on page 29.

The assets of a Trust available for distribution to the holders of its trust preferred securities will be limited to payments from us under the series of debt securities held by the Trust. If we fail to make a payment on the related debt securities, the Trust will not have enough funds to make related payments, including distributions on its preferred securities.

Each guarantee, when taken together with our obligations under the related series of debt securities and the indenture and the related trust declaration, will provide a full and unconditional guarantee of amounts due on the trust preferred securities issued by a Trust.

Each trust declaration will be qualified as an indenture under the Trust Indenture Act of 1939. Each property trustee will act as indenture trustee for the trust preferred securities to be issued by the applicable Trust, in order to comply with the provisions of the Trust Indenture Act.

Each series of trust preferred securities will have the terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or restrictions as are described in the relevant trust declaration or made part of the trust declaration by the Trust Indenture Act or by the Delaware Statutory Trust Act. The terms of the preferred securities will mirror the terms of the debt securities held by the applicable Trust.

The prospectus supplement relating to the trust preferred securities of a Trust will describe the specific terms of the preferred securities, including:

•	the name of the trust preferred securities;

•	the dollar amount and number of trust preferred securities issued;

•

the annual distribution rate(s), or method of determining the rate(s), the payment date(s) and the record dates used to determine the holders who are to receive distributions and the place(s) where distributions and other amounts payable will be paid;

•	any provision relating to deferral of distribution payments;

•	the date from which distributions shall be cumulative;

•	the optional redemption provisions, if any, including the prices, time periods and other terms and conditions for which trust preferred securities will be purchased or redeemed, in whole or in part;

•	the terms and conditions, if any, upon which the applicable series of debt securities may be distributed to holders of such trust preferred securities;

•	the voting rights, if any, of holders of the trust preferred securities;

•	any securities exchange on which the trust preferred securities will be listed;

•

whether such trust preferred securities are to be issued in book-entry form and represented by one or more global certificates, and if so, the depositary for such global certificates and the specific terms of the depositary arrangements; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of such trust preferred securities.

Each prospectus supplement will describe the United States federal income tax considerations applicable to the purchase, holding and disposition of the series of trust preferred securities covered by the prospectus supplement.

Liquidation Distribution Upon Dissolution

Unless otherwise specified in the applicable prospectus supplement, each trust declaration will state that the related Trust shall be dissolved:

•	upon the expiration of the term of such Trust;

•	upon the bankruptcy of Torchmark;

•	upon the filing of a certificate of dissolution or its equivalent by Torchmark;

•	upon the consent of at least a majority in liquidation amount of the trust preferred securities of the related Trust to dissolve the Trust;

•	90 days after the revocation of our charter and the charter is not reinstated during that 90-day period;

•

upon the written direction from us to dissolve the Trust and, after the Trust pays all amounts owed to creditors of the Trust, to distribute the related debt securities directly to the holders of the trust preferred and trust common securities of the applicable Trust in exchange for those securities within 90 days after notice, as long as the property trustee and the regular trustees receive an opinion of counsel experienced in such matters to the effect that the holders of the trust preferred and the trust common securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the dissolution of the Trust and the distribution of the debt securities;

•

upon the occurrence of adverse tax or other specified events that cause the Trust to be dissolved, following which, after the Trust pays all amounts owed to creditors of the Trust, the related debt securities will be distributed directly to the holders of the trust preferred and trust common securities of the Trust;

•	before the issuance of any securities with the consent of all regular trustees and Torchmark;

•	upon the redemption of all of the trust common and trust preferred securities of such Trust; or

•	upon entry of a court order for the dissolution of Torchmark or such Trust.

Unless otherwise specified in the applicable prospectus supplement, in the event of a dissolution, after the Trust pays all amounts owed to creditors of the Trust, the holders of the trust preferred and trust common securities issued by the Trust will be entitled to receive:

•

cash equal to the aggregate liquidation amount of each trust preferred and trust common security specified in an accompanying prospectus supplement, plus accumulated and unpaid distributions to the date of payment; unless

•

debt securities in an aggregate principal amount equal to the aggregate liquidation amount of the trust preferred and trust common securities are distributed to the holders of the trust preferred and trust common securities, in each case with accumulated but unpaid dividends.

After the liquidation date is fixed for any distribution of debt securities:

•	the trust preferred securities will no longer be deemed to be outstanding;

•

DTC or its nominee, as the registered holder of the trust preferred securities, will receive a registered global certificate or certificates representing debt securities to be delivered upon distribution with respect to the trust preferred securities held by DTC or its nominee; and

•

any certificates representing trust preferred securities not held by DTC or its nominee will be deemed to represent debt securities having a principal amount equal to the stated liquidation amount of the trust preferred securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on the trust preferred securities until the holder of those certificates presents them to the registrar for the trust preferred securities for transfer or reissuance.

If the Trust cannot pay the full amount due on its trust preferred and trust common securities because it does not have enough assets for payment, then the amounts the Trust owes on its trust preferred and trust common securities will be proportionately allocated. However, if an event of default under the related trust declaration or trust preferred securities guarantee has occurred, the total amounts due on the trust preferred securities will be paid before any distribution on the trust common securities.

Events of Default

An event of default under the indenture relating to a series of debt securities is an event of default under the trust declaration of the Trust that owns those debt securities. See “Description of Debt Securities—Events of Default.”

Under the trust declaration, we, as the holder of the trust common securities, will be treated as if we have waived an event of default under the trust declaration that affects us until all events of default under the trust declaration affecting the trust preferred securities have been cured, waived or eliminated.

Torchmark and the regular trustees of a Trust must file annually with the applicable property trustee a certificate stating whether or not Torchmark is in compliance with all the applicable conditions and covenants under the related trust declaration.

Upon the happening of an event of default under the trust declaration, the property trustee of the applicable Trust, as the sole holder of the debt securities held by that Trust, will have the right under any indenture to declare the principal of, premium, if any, and interest on such debt securities to be immediately due and payable.

If a property trustee fails to enforce its rights under the related trust declaration or any indenture to the fullest extent permitted by law and by the terms of the trust declaration and any indenture, any holder of the trust preferred securities issued by the Trust may sue us, or seek other remedies, to enforce the property trustee’s rights under the trust declaration or any indenture without first instituting a legal proceeding against the property trustee or any other person.

If we fail to pay principal, premium, if any, or interest on a series of debt securities when payable, then a holder of the related trust preferred securities may directly sue us, or seek other remedies, to collect its proportional allocation of payments owned.

Removal and Replacement of Trustees

Only we, as the only holder of a Trust’s trust common securities, have the right to remove or replace the trustees of such Trust, except that if an event of default under the indenture has occurred and is continuing, only the holders of a majority in liquidation amount of the outstanding trust preferred securities may remove and replace the property trustee and the Delaware trustee. The resignation or removal of any trustee and the appointment of a successor trustee shall be effective only on the acceptance of appointment by the successor trustee in accordance with the provisions of the trust declaration for that Trust.

Conversion or Exchange Rights

The terms that govern whether trust preferred securities of any series are convertible into or exchangeable for securities of ours will be set forth in the prospectus supplement relating to the trust preferred securities. The terms will include provisions regarding whether conversion or exchange is mandatory, at the option of the holder or at our option and may include provisions that adjust the number of securities of ours that the holders of trust preferred securities may receive.

Mergers, Consolidations or Amalgamations of the Trusts

A Trust may not consolidate, amalgamate, merge with or into, be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any other corporation or other body (“Merger Event”), except as described below. A Trust may, with the consent of a majority of its regular trustees and without the consent of the holders of its trust preferred and trust common securities or the other trustees, consolidate, amalgamate, merge with or into, or be replaced by another trust, provided that:

•	the successor entity either:

(1)	assumes all of the obligations of the Trust relating to its trust preferred and trust common securities; or

(2)	substitutes for the Trust’s trust preferred and trust common securities other securities substantially similar to the Trust’s trust preferred and trust common securities, so long as the successor securities rank the same as the trust preferred and trust common securities for distributions and payments upon liquidation, redemption and otherwise;

•	we acknowledge a trustee of the successor entity who has the same powers and duties as the property trustee of the Trust as the holder of the particular series of debt securities;

•

the Merger Event does not adversely affect the rights, preferences and privileges of the holders of its trust preferred and trust common securities or successor securities in any material way, except concerning any dilution of the holders’ interest in the successor entity;

•	the Merger Event does not cause the trust preferred securities or successor securities to be downgraded by any nationally recognized statistical rating organization;

•	the successor entity has a purpose substantially identical to that of the Trust;

•

the trust preferred securities or any successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the preferred securities are then listed;

•	prior to the Merger Event, we have received an opinion of counsel from a firm qualified to give such opinion stating that (a) the Merger Event does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities or common securities, including any successor securities, in any material respect, (b) following the Merger Event, neither the Trust nor the successor entity will be required to register as an “investment company” under the Investment Company Act of 1940 and (c) following the Merger Event, the Trust or the successor entity will be classified as a grantor trust for United Stated federal income tax purposes; and

•	we guarantee the obligations of the successor entity under the successor securities at least to the extent provided by the applicable guarantee of the trust preferred securities of the Trust.

In addition, unless all of the holders of the trust preferred and trust common securities approve otherwise, a Trust shall not consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such transaction would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Trust Declarations

The holders of trust preferred securities have no voting rights except as discussed below and under “—Mergers, Consolidations or Amalgamations of the Trusts” and “Description of the Trust Preferred Securities Guarantees—Amendments and Assignment,” and as otherwise required by law and the trust declaration for the applicable Trust.

A trust declaration may be amended if approved by a majority of the regular trustees, and in limited circumstances, the property trustee, of the applicable Trust. However, if any proposed amendment provides for, or the regular trustees otherwise propose to effect,

•

any action that would adversely affect the powers, preferences or special rights of the Trust’s trust preferred and trust common securities, whether by way of amendment to such trust declaration or otherwise, or

•	the dissolution, winding-up or termination of the Trust other than under the terms of its trust declaration,

then the holders of the Trust’s trust preferred and trust common securities voting together as a single class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will only be effective if approved by at least a majority in liquidation amount of the trust preferred and trust common securities affected by the amendment or proposal.

If any amendment or proposal referred to above would adversely affect only the trust preferred securities or only the trust common securities of a Trust, then only the affected class will be entitled to vote on the amendment or proposal and the amendment or proposal will only be effective with the approval of at least a majority in liquidation amount of the affected class. Notwithstanding the foregoing, the amount or timing of any distribution on the trust preferred securities or trust common securities or the right of the holders of the trust preferred securities or trust common securities to institute suit for enforcement after a payment date may not be amended without the consent of all holders of the trust’s preferred and common securities.

No amendment may be made to a trust declaration, if the amendment would:

•	cause the related Trust to be characterized as other than a grantor trust for United States federal income tax purposes;

•	reduce or otherwise adversely affect the powers of the related property trustee, unless approved by that property trustee; or

•	cause the related Trust to be deemed to be an “investment company” which is required to be registered under the Investment Company Act.

The holders of a majority in aggregate liquidation amount of the trust preferred securities of each Trust have the right to:

•	direct the time, method and place of conducting any proceeding for any remedy available to the property trustee of the Trust; or

•

direct the exercise of any trust or power conferred upon such property trustee under that Trust’s trust declaration, including the right to direct the property trustee, as the holder of a series of debt securities, to

(1)	exercise the remedies available under any indenture involving the debt securities,

(2)	waive any event of default under any indenture that is waivable,

(3)	cancel an acceleration of the principal of the debt securities, or

(4)	consent to any amendment, modification or termination of the indenture where consent is required,

but if an event of default under any indenture has occurred and is continuing, then the holders of 25% of the aggregate liquidation amount of the trust preferred securities may direct the property trustee to declare the principal of and interest on the debt securities immediately due and payable. If, however, any indenture requires the consent of the holders of more than a majority in aggregate principal amount of a series of debt securities (a “super-majority”), then the property trustee for the trust preferred securities related to that series of debt securities must get approval of the holders of the same super-majority in liquidation amount of the trust preferred securities. In addition, before taking any of the foregoing actions, except for directing the time, method and place of conducting any proceeding for any remedy available to the property trustee, the property trustee must obtain an opinion of counsel from a firm qualified to give such opinion stating that the action would not cause the Trust to be classified as other than a grantor trust for United States federal income tax purposes.

The property trustee of a Trust will notify all trust preferred securities holders of the Trust of any notice of default received from the Trustee concerning the debt securities held by the Trust.

As described in each trust declaration, the regular trustee may hold a meeting to have trust preferred securities holders vote on a change or have them approve the change by written consent.

If a vote of trust preferred securities holders is taken or a consent is obtained, any trust preferred securities that are owned by us or any of our affiliates will, for purposes of the vote or consent, be treated as if they were not outstanding. This means that:

•	we and any of our affiliates will not be able to vote on or consent to matters requiring the vote or consent of holders of trust preferred securities; and

•

any trust preferred securities owned by us, the regular trustees or any of our respective affiliates will not be counted in determining whether the required percentage of votes or consents has been obtained.

Information Concerning the Property Trustee

The property trustee will be unaffiliated with us. For matters relating to compliance with the Trust Indenture Act, the property trustee of each Trust will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. The property trustee, other than during the occurrence and continuance of an event of default under the trust declaration of the applicable Trust, undertakes to perform only those duties that are specifically stated in the applicable trust declaration and, upon an event of default under the trust declaration, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. In addition, the property trustee is under no obligation to exercise any of the powers given it by the applicable trust declaration at the request of any holder of trust preferred securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur.

Miscellaneous

The trustees of each Trust are authorized and directed to conduct the affairs of and to operate the Trust in such a way that:

•	the Trust will not be deemed to be an “investment company” required to be registered under the Investment Company Act;

•	the Trust will be classified as a grantor trust for United States federal income tax purposes; and

•	the debt securities held by the Trust will be treated as indebtedness of Torchmark for United States federal income tax purposes.

The regular trustees of a Trust are authorized to take any legal action not inconsistent with the trust declaration that the regular trustees determine to be necessary or desirable in carrying out the activities of the Trust so long as the action does not adversely affect the interests of the holders of the trust preferred or trust common securities or vary the terms of the trust preferred securities.

Holders of trust preferred securities have no preemptive or similar rights.

A Trust may not borrow money, issue debt or pledge any of its assets.

The property trustee will promptly make distributions to the holders of the Trust’s preferred securities and common securities out of funds received by such Trust from holding our debt securities.

Governing Law

Each trust declaration and the related trust preferred securities will be governed by and construed in accordance with the laws of the State of Delaware.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the Indentures described below.

We may issue, from time to time, debt securities, in one or more series, that will consist of either our senior debt (“Senior Debt Securities”), our senior subordinated debt (“Senior Subordinated Debt Securities”), our subordinated debt (“Subordinated Debt Securities”) or our junior subordinated debt (“Junior Subordinated Debt Securities” and, together with the Senior Subordinated Debt Securities and the Subordinated Debt Securities, the “Subordinated Securities”). Any Senior Debt Securities we offer will be issued under an Indenture dated February 1, 1987, between Torchmark and The Bank of New York Mellon Trust Company, N.A. (as the ultimate successor trustee to both Morgan Guaranty Trust Company of New York and The Bank of New York) (as amended by the Supplemental Indenture dated December 14, 2001 and the Second Supplemental Indenture dated June 23, 2006, the “Senior Indenture”). The Senior Indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. We have the authority to appoint an additional trustee with respect to each series of Senior Debt Securities issued under the Senior Indenture.

The Senior Debt Securities will rank on an equal basis with all other unsecured debt of Torchmark except any subordinated indebtedness of Torchmark. In particular, the Senior Debt Securities will rank on an equal basis with our 8 1/4% Senior Debentures Due 2009, our 7 7/8% Notes Due 2023, our 7 3 /8% Notes due 2013 and our 6.375% Senior Notes Due 2016.

Any Subordinated Securities we offer will be issued under a separate Junior Subordinated Indenture dated November 2, 2001, between Torchmark and The Bank of New York Mellon Trust Company, N.A. (as the ultimate successor trustee to The Bank of New York) (the “Junior Indenture,” and together with the Senior Indenture, the “Indentures”). The Junior Indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. Debt securities, whether senior, senior subordinated, subordinated or junior subordinated, may be issued as convertible debt securities or exchangeable debt securities. All capitalized terms not defined herein have the meanings specified in the Indentures.

General Terms of The Indentures

The debt securities will be unsecured general obligations of the Company. The Indentures do not limit the amount of debt securities that we may issue. The Indentures provide that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate.

We may issue the debt securities issued under the Indentures as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with “original issue discount” (“OID”) because of interest payment and other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

•	the title;

•	the designation, the aggregate principal amount and the authorized denominations;

•	whether issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

•	whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

•	the price or prices at which the debt securities will be issued;

•	the date or dates on which principal is payable;

•

the place or places where and the manner in which principal, premium or interest will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

•	interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable and the maturity;

•	the right, if any, to extend the interest payment periods and the duration of the extensions;

•	our rights or obligations to redeem or purchase the debt securities;

•	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

•	the currency or currencies of payment of principal or interest;

•	the terms applicable to any debt securities issued at a discount from their stated principal amount;

•	the terms, if any, under which any debt securities will rank junior to any of our other debt;

•

if the amounts of payments of principal or interest are to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect to them;

•	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

•	if applicable, covenants affording holders of debt protection against changes in our operations, financial condition or transactions involving us;

•	the trustee with respect to the securities of the series;

•

if issued in the form of one or more global securities, the depositary with respect to such global security or securities and the circumstances under which any such global security may be exchanged for securities registered in the name of a person other than the depositary; and

•	any other specific terms of any debt securities.

The applicable prospectus supplement will present United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted.

Senior Debt Securities

Payment of the principal of, premium, if any, and interest on Senior Debt Securities will rank on a parity with all of our other unsecured and unsubordinated debt.

Senior Subordinated Debt Securities

Payment of the principal of, premium, if any, and interest on Senior Subordinated Debt Securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt, including Senior Debt Securities. We will state in the applicable prospectus supplement relating to any Senior Subordinated Debt Securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the Senior Subordinated Debt Securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior indebtedness.

Subordinated Debt Securities

Payment of the principal of, premium, if any, and interest on Subordinated Debt Securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior debt, including our senior subordinated debt. We will state in the applicable prospectus supplement relating to any Subordinated Debt Securities the subordination terms of the securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the Subordinated Debt Securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior indebtedness.

Junior Subordinated Debt Securities

Payment of the principal of, premium, if any, and interest on Junior Subordinated Debt Securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior, senior subordinated and subordinated debt. We will state in the applicable prospectus supplement relating to any Junior Subordinated Debt Securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the Junior Subordinated Debt Securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior indebtedness.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our equity securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the ability of us or the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Limitations on Liens

Under the Senior Indenture, we will not, and will not permit any of our subsidiaries to incur any indebtedness which is secured by an encumbrance of any nature (a “Mortgage”) on the common stock of Liberty National, United American, Globe Life, United Investors, American Income, or any other Significant Subsidiary (as such term is defined in Regulation S-X promulgated by the SEC) of ours (the “Designated Subsidiaries”), unless the Senior Debt Securities and, if we so elect, any other indebtedness of ours ranking at least on an equal basis with the Senior Debt Securities, shall be secured equally and ratably with, or prior to, such other secured indebtedness. We are not restricted, however, from incurring indebtedness for money borrowed secured as follows:

(1)	Mortgages securing indebtedness owed by a Designated Subsidiary to another Designated Subsidiary or to Torchmark;

(2)	pledges or deposits under workers’ compensation or other similar laws and liens of judgments thereunder that are not currently dischargeable;

(3)	good faith deposits in connection with leases to which we or any Designated Subsidiary is a party;

(4)	deposits to secure our public or statutory obligations;

(5)	deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters;

(6)	deposits in litigation or other proceedings;

(7)	Mortgages created by or resulting from any judgments or awards against us or the Designated Subsidiaries with respect to which we are in good faith prosecuting an appeal or other review proceedings, or Mortgages incurred by us or any Designated Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation to which we are a party; or

(8)	Mortgages for taxes or assessments, governmental charges or levies not yet due or delinquent, or which can be paid thereafter without penalty, or which are being contested in good faith by appropriate proceedings.

Limitations on Sales of Capital Stock of Certain Subsidiaries

Under the Senior Indenture, we are not permitted to issue, sell, transfer or dispose of (except to certain of our affiliates) any shares of capital stock of any Designated Subsidiary of ours unless the entire capital stock of such subsidiary is disposed of for consideration of cash or property, which, in the opinion of our Board of Directors, is at least equal to the fair value of such capital stock.

Consolidation, Merger or Sale

We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person unless (a) we will be the continuing corporation or (b) the successor corporation or person to which our assets are transferred or leased is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the Indentures. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under either of the Indentures, and no event which, after notice or lapse of time or both, would become an event of default under either of the Indentures, has happened and is continuing. When the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the Indentures, we will be discharged from all our obligations under the debt securities and the Indentures except in limited circumstances.

Events of Default

The term “Event of Default,” when used in the Indentures, unless otherwise indicated, means any of the following:

•	failure to pay interest for 30 days after the date payment is due and payable;

•	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

•	failure to make sinking fund payments after the date payment is due and payable (and in the case of the Senior Indenture, 10 days after the date payment is due);

•	failure to perform other covenants or agreements for 60 days after notice is given that performance was required;

•	events in bankruptcy, insolvency or reorganization of Torchmark; or

•

a default under any other indebtedness of Torchmark if Torchmark fails to pay a principal amount due in excess of $10,000,000 or if a principal amount in excess of $10,000,000 is declared due prior to the date it would have otherwise been due (which, in the case of the Junior Indenture, continues for 30 days after notice thereof).

If an Event of Default involving any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If an Event of Default involving bankruptcy, insolvency or reorganization of Torchmark occurs under the Junior Indenture, then the principal of all prior subordinated debt securities will be immediately due and payable.

We will be required to file annually with the trustee a certificate, signed by an officer of Torchmark, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the Indentures.

Registered Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•	by the depositary for such registered global security to its nominee;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•

ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;

•

upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•	any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•

ownership of beneficial interest in such registered global security will be shown on, and the transfer of such ownership interest will be effected only through, records maintained by the depositary for such registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to transfer beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of such registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•	will not be considered the owners or holders of the debt securities under the Indentures.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the Indentures.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. Neither Torchmark, the trustee nor any other agent of Torchmark or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, or if an Event of Default involving any series of debt securities has occurred and is occurring, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” We will deposit these securities with a common depositary for Euroclear System and Clearstream Banking, société anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to the series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under each of the Indentures as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time (“defeasance”). We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the

Indentures, and we may omit to comply with those covenants without creating an event of default under the trust declaration (“covenant defeasance”). We may effect defeasance and covenant defeasance only if, among other things:

•

we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal, premium, if any, and interest on all outstanding debt securities of the series and any mandatory sinking fund payments;

•

we deliver to the trustee an opinion of counsel from a law firm qualified to give such opinion to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, premium, if any, and interest payments on the series of debt securities; and

•

in the case of subordinated debt securities, no event or condition shall exist that, based on the subordination provisions applicable to the series, would prevent us from making payments of principal of, premium, if any, and interest on any of the applicable subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after the deposit date or, in the case of covenant defeasance under the Junior Indenture, on the 61st day after the deposit date.

Although we may discharge or decrease our obligations under the Indentures as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indentures

The Indentures provide that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

•	secure any debt securities;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of debt securities;

•	add any additional events of default under the Indentures;

•	cure any ambiguity or correct any inconsistency in the Indentures;

•	change or eliminate provisions of the Senior Indenture, provided such change or elimination will only become effective after all then current outstanding debt securities are no longer outstanding;

•	establish the forms or terms of debt securities of any series; and

•	evidence and provide for the acceptance of appointment by a successor trustee.

Each of the Indentures also provides that we and the trustee may, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of debt securities of all series of Senior Debt Securities or a majority in aggregate principal amount of debt permitted of all series of Subordinated Securities, as the case may be, then outstanding and affected, voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the applicable indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of any debt security;

•	reduce the principal amount or premium, if any, or reduce the rate or extend the time of payment of interest on any debt security;

•	reduce the amount payable upon redemption;

•	change the currency in which the principal, premium, if any, or interest is payable;

•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due;

•	modify the subordination provisions of the junior subordinated debt securities in a manner adverse to the holders thereof; or

•

reduce the percentage of debt securities of any series, the consent of whose holders is required for any modification of the Indentures or, waive compliance with or default under certain provisions of the Indentures.

Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee under both Indentures. Torchmark may also maintain banking and other commercial relationships with The Bank of New York Mellon Trust Company, N.A. and its affiliates in the ordinary course of business. The Indentures contain certain limitations on the right of the trustee, should it become a creditor of Torchmark, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. A trustee under the Indentures will be permitted to engage in certain other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.

Governing Law

The Indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF TRUST PREFERRED SECURITIES GUARANTEES

The following is a description of the material terms of the trust preferred securities guarantees. If we plan to issue a trust preferred securities guarantee in the future that differs from this description, we will file a prospectus supplement with the additional terms. You should also read the guarantees. We have filed the form of guarantees with the SEC as an exhibit to the registration statement of which this prospectus is a part.

General

We will execute a guarantee, which benefits the holders of trust preferred securities, at the time that a Trust issues those trust preferred securities. Each guarantee will be qualified as an indenture under the Trust Indenture Act. Unless otherwise stated in a prospectus supplement, The Bank of New York Mellon Trust Company, N.A. will act as indenture trustee under each guarantee for the purposes of compliance with the Trust Indenture Act. The trustee will hold each guarantee for the benefit of the holders of the preferred securities of the applicable Trust.

We will agree, as described in each guarantee, to pay in full to the holders of the trust preferred securities issued by the applicable Trust, the Guarantee Payments, when and as due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The following payments (“Guarantee Payments”), if not previously paid by a Trust, will be covered by the applicable guarantee:

•	any accumulated and unpaid distributions required to be paid on the applicable trust preferred securities, if the Trust has funds available to make the payment;

•	the redemption price and all accumulated and unpaid distributions to the date of redemption, if the Trust has funds available to make the payment; and

•

upon a voluntary or involuntary dissolution, winding up or termination of the Trust, other than in connection with a distribution of debt securities to holders of the applicable trust preferred securities or the redemption of all the trust preferred securities, the lesser of:

(1)	the aggregate of the liquidation amount specified in the prospectus supplement for each trust preferred security plus all accumulated and unpaid distributions on the trust preferred securities to the date of payment, if the Trust has funds available to make the payment; and

(2)	the amount of assets of the Trust remaining available for distribution to holders of its trust preferred securities upon a dissolution and termination of the Trust.

Our obligation to make a Guarantee Payment may be satisfied by directly paying the required amounts to the holders of the trust preferred securities or by causing the Trust to pay the amounts to the holders.

No single document executed by us relating to the issuance of trust preferred securities will provide for a full, irrevocable and unconditional guarantee of the trust preferred securities. It is only the combined operation of our obligations under any indenture and the applicable guarantee and trust declaration that has the effect of providing a full, irrevocable and unconditional guarantee of a Trust’s obligations under its trust preferred securities.

Status of The Trust Preferred Securities Guarantees

Each guarantee will constitute an unsecured obligation of Torchmark and will rank:

•	subordinate and junior in right of payment to all of our other liabilities, except those obligations made equal or junior to our obligations under a guarantee;

•

equal with the most senior preferred or preference stock now or hereafter issued by us, and with any guarantee now or hereafter issued by us in respect of any preferred or preference stock of any of our affiliates; and

•	senior to our common stock.

Each trust declaration will require that the holder of trust preferred securities accept the subordination provisions and other terms of the guarantee. Each guarantee will constitute a guarantee of payment and not of collection. In other words, the holder of the guaranteed security may sue us, or seek other remedies, to enforce its rights under the guarantee without first suing any other person or entity.

Termination of the Trust Preferred Securities Guarantee

A guarantee will terminate upon the earlier of:

•	the full payment of the redemption price of the trust preferred securities and all accumulated and unpaid distributions with respect thereto;

•	the distribution to the applicable holders of trust preferred securities of the corresponding series of debt securities under the appropriate trust declaration; or

•	the full payment of the amounts payable under the appropriate trust declaration upon liquidation of the Trust.

Each guarantee will continue to be effective or will be reinstated if at any time any holder of trust preferred securities issued by the applicable Trust must restore payment of any sums paid under such trust preferred securities or such guarantee.

Amendments and Assignment

Changes to the guarantee that do not adversely affect the rights of holders of trust preferred securities may be made without the consent of those holders. Otherwise, a guarantee may only be amended with the prior approval of the holders of at least a majority in aggregate liquidation amount of the outstanding trust preferred securities. A description of the way to obtain any approval is described under “Description of the Trust Preferred Securities—Voting Rights; Amendment of Declarations.” All guarantees and agreements contained in the guarantee will be binding on our successors, assigns, receivers, trustees and representatives and are for the benefit of the holders of the applicable trust preferred securities.

Trust Preferred Securities Guarantee Events of Default

An event of default under a guarantee occurs if we fail to make any of our required payments or perform our obligations under the guarantee.

The holders of at least a majority in aggregate liquidation amount of the trust preferred securities relating to each guarantee, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee relating to that guarantee or to direct the exercise of any Trust or power given to the trustee under the guarantee.

Information Concerning the Trust Preferred Guarantee Trustee

The trustee under a guarantee, will only perform the duties that are specifically described in the guarantee. The trustee will not be liable for any action taken or omitted in good faith and reasonably believed by it to be authorized or within its discretion under the guarantee. A trustee is under no obligation to exercise any of its powers as described in the applicable guarantee at the request of any holder of covered trust preferred securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Miscellaneous

Torchmark will pay all fees and expenses related to:

•	the offering of the trust preferred securities and the junior subordinated debentures;

•	the organization, maintenance and dissolution of the Trusts;

•	the retention of the trustees; and

•	the enforcement by the property trustee of the rights of the holders of the trust preferred securities.

Governing Law

The guarantees will be governed by and construed in accordance with the laws of the State of New York.

RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE TRUST PREFERRED SECURITIES GUARANTEES AND THE SUBORDINATED DEBT SECURITIES HELD BY EACH TRUST

We will guarantee payments of distributions and redemption and liquidation payments due on each series of the trust preferred securities, if the applicable Trust has funds available for the payments, as described under “Description of the Trust Preferred Securities Guarantees.” No single document executed by us in connection with the issuance of any series of the trust preferred securities will provide for a full, irrevocable and unconditional guarantee of any trust preferred securities. It is only the combined operation of our obligations under the applicable guarantee, trust declaration and the indenture that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust’s obligations under its trust preferred securities.

As long as we make payments of interest and other payments when due on the debt securities held by a Trust, those payments will be sufficient to cover the payment of distributions and redemption and liquidation payments due on the trust preferred securities issued by that Trust, primarily because:

•	the aggregate principal amount of the debt securities will be equal to the sum of the aggregate liquidation amount of the trust preferred and trust common securities;

•	the interest rate and interest and other payment dates on the debt securities will match the distribution rate and distribution and other payment dates for the trust preferred securities;

•	we will pay for any and all costs, expenses and liabilities of each Trust, except such Trust’s obligations under its trust preferred securities; and

•	each trust declaration provides that the related Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

If we do not make payments on the debt securities, the applicable Trust will not have funds available to make payments of distributions or other amounts due on its trust preferred securities. In those circumstances, you will not be able to rely upon the guarantee for payment of these amounts. Instead, you may directly sue us or seek other remedies to collect your proportionate share of payments owed. If you sue us to collect payment, then we will assume your rights as a holder of trust preferred securities under the Trust’s trust declaration if we make a payment to you in any legal action.

A holder of any trust preferred security may sue us, or seek other remedies, to enforce its rights under the guarantee without first suing the applicable trustee, the Trust that issued the trust preferred security or any other person or entity.

DESCRIPTION OF WARRANTS

We may issue warrants, in one or more series, to purchase debt securities, common stock, preferred stock, or any combination of these securities. Warrants may be issued by us independently or together with any underlying securities and may be attached to or separate from the underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into by us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, a form of which will be filed as an exhibit to the registration statement which contains this prospectus.

The applicable prospectus supplement will describe the terms of any warrants that we may offer, including the following:

•	the title and the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies investors may use to pay for the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price or prices at which the warrants are exercisable;

•	the currency or currencies, including composite currencies, in which the warrants are exercisable;

•	the date or dates on which the right to exercise the warrants commence and expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the terms of any mandatory or optional call provisions;

•	the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

•	the identity of the warrant agent;

•	the periods during which and places at which such warrants are exercisable;

•	the exchanges, if any, on which such warrants may be listed;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

You may exercise warrants by payment to our warrant agent of the exercise price, in each case in such currency or currencies as are specified in the warrant, and giving your identity and the number of warrants to be exercised. Once you pay our warrant agent and deliver the properly completed and executed warrant certificate to our warrant agent at the specified office, our warrant agent will, as soon as practicable, forward securities to you in authorized denominations or share amounts. If you exercise less than all of the warrants evidenced by your warrant certificate, you will be issued a new warrant certificate for the remaining amount of warrants. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of common stock or preferred stock will not have any rights of holders of the stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights, if any, of the stock purchasable upon such exercise.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of shares of our common stock, preferred stock or depositary shares at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock or depositary shares. The price per share of our common stock, preferred stock or depositary shares may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts.

The applicable prospectus supplement will describe the terms of any stock purchase contract. The preceding description and any description of stock purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the stock purchase contract agreement and, if applicable, collateral arrangements and depository arrangements relating to such stock purchase contracts.

DESCRIPTION OF UNITS

We may issue units of securities consisting of two or more of the other securities described in this prospectus in any combination. The applicable prospectus supplement will describe the terms of any units and the securities comprising the units, including whether and under what circumstances the securities comprising the units may or may not be traded separately. The units will be issued pursuant to unit agreements or other documents to be issued by us. You should read the particular terms of the unit agreement and/or other documents, which will be described in more detail in the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in a prospectus supplement, the validity of the securities being offered by this prospectus will be passed upon for us by Maynard, Cooper & Gale, P.C., Birmingham, Alabama. Unless otherwise indicated in a prospectus supplement, certain matters of Delaware law relating to the validity of the trust preferred securities and the formation of the Trusts will be passed upon for the Trusts and us by Morris, Nichols, Arsht & Tunnell LLP, Wilmington, Delaware, special Delaware counsel to Torchmark and each Trust.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from Torchmark’s Annual Report on Form 10-K, and the effectiveness of Torchmark’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our common stock is traded on the New York Stock Exchange under the symbol “TMK” and on the International Stock Exchange in London, England under the symbol “TMK.” You may inspect the reports, proxy statements and other information concerning us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. You may find additional information about us at our web site at http://www.torchmarkcorp.com. The information on our web site is not part of this prospectus.

This prospectus is a part of the registration statement on Form S-3 that we and the Trusts have filed with the SEC. This prospectus does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of Torchmark, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s Internet site.

The SEC’s rules allow us to incorporate by reference information that we file with the SEC into this prospectus. This means we can disclose important information to you by referring you to other documents. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(1)	Torchmark’s Annual Report on Form 10-K for the year ended December 31, 2008;

(2)	Torchmark’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

(3)	Torchmark’s Current Reports on Form 8-K filed by Torchmark on January 6, 2009, June 5, 2009, June 8, 2009 and June 9, 2009;

(4)	The description of Torchmark’s common stock contained in Torchmark’s Form 8-K filed with the SEC on June 9, 2009, as amended or updated; and

(5)	All filings made by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of this offering.

We will provide without charge to each person to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests should be directed to Investor Relations Department, Torchmark Corporation, 3700 South Stonebridge Drive, McKinney, Texas 75070 (telephone 972-569-4000).

We have not included or incorporated by reference in this prospectus any separate financial statements of the Trusts. We do not believe that these financial statements would provide holders of trust preferred securities with any important information for the following reasons:

•	The Trusts are subsidiaries of Torchmark, which files consolidated financial information under the Exchange Act;

•	The Trusts do not have any independent operations other than to issue preferred and common securities and to purchase and hold our debt securities;

•	The Trusts’ only material assets will be our debt securities when issued; and

•

The combined obligations of Torchmark under the debt securities, the Trust Preferred Securities Guarantees, the Declarations and the Indenture, as described in this prospectus, have the effect of providing a full, irrevocable and unconditional guarantee of the Trusts’ obligations under their trust preferred securities.

The Trusts are exempt from the SEC’s periodic reporting requirements for as long as Torchmark continues to file its financial statements with the SEC.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The expenses in connection with issuance and distribution of the securities being registered hereunder, other than underwriting discounts and commissions, are set forth in the following table. Each amount, except for the SEC registration fee, is estimated.

SEC registration fee	$	*
Trustees’ fees and expenses		+
Accounting fees and expenses		+
Legal fees and expenses		+
Printing expenses		+
Rating agency fees		+
NASD fees		+
Miscellaneous		+

TOTAL	$

*	Deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

+	Estimated expenses are not currently known.

Item 15.	Indemnification of Directors and Officers

Section 1 of Article Ninth of the Restated Certificate of Incorporation of Torchmark provides that a director will not be personally liable to Torchmark or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (a) for any breach of the duty of loyalty to Torchmark or its stockholders, (b) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for paying a distribution or approving a stock repurchase in violation of the Delaware General Corporation Law (the “Act”), or (d) for any transaction from which the director derived an improper personal benefit.

Section 2(a) of Article Ninth provides that each person who was or is made a party or is threatened to be made a party to, or is involved in, specific actions, suits or proceedings by reason of the fact that he or she is or was a director or officer of Torchmark (or is or was serving at the request of Torchmark as a director, officer, employee or agent for another entity) while serving in such capacity will be indemnified and held harmless by Torchmark, to the full extent authorized by the Act, as in effect (or, to the extent indemnification is broadened, as it may be amended) against all expense, liability or loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred by such person in connection therewith. With respect to derivative actions, indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such an action and the Act requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to Torchmark. Rights conferred under this provision are contract rights and include the right to be paid by Torchmark the expenses incurred in defending the proceedings specified above, in advance of their final disposition; provided that, if the Act so requires, such payment will only be made upon delivery to Torchmark by the indemnified party of an undertaking to repay all amounts advanced if it is ultimately determined that the person receiving such payments is not entitled to be indemnified under such Section 2(a) or otherwise. Torchmark may, by action of its Board of Directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

Section 2(b) of Article Ninth provides that persons indemnified under Section 2(a) may bring suit against Torchmark to recover unpaid amounts claimed thereunder, and that if such suit is successful, the expense of bringing such suit will be reimbursed by Torchmark. While it is a defense to such a suit that the person claiming indemnification has not met the applicable standards of conduct making indemnification permissible under the Act, the burden of proving the defense is on Torchmark and neither the failure of Torchmark’s Board of Directors, independent legal counsel or the shareholders to have made a determination that indemnification is proper, nor an actual determination that the claimant has not met the applicable standard of conduct, is a defense to the action or creates a presumption that the claimant has not met the applicable standard of conduct.

The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in paragraphs 2(a) and 2(b) of Article Ninth is not exclusive of any other right which any person may have or acquire under any statute, provision of the Certificate of Incorporation, by ByLaws, or otherwise. Policies of insurance are maintained by Torchmark under which directors and officers of Torchmark are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers, whether or not Torchmark would have the power to indemnify such persons against such expense, liability or loss under the Act.

Item 16.	Exhibits.

Exhibit Number	Description
1.1	Form of Underwriting Agreement**

4.1	Certificate of Trust of Torchmark Capital Trust IV (incorporated by reference from Exhibit 4.2 to Form S-3 of Torchmark Corporation (Registration Nos. 333-133646 and 333-133646-02))

4.1A	Certificate of Amendment of Trust of Torchmark Capital Trust IV*

4.2	Declaration of Trust of Torchmark Capital Trust IV (incorporated by reference from Exhibit 4.4 to Form S-3 of Torchmark Corporation (Registration Nos. 333-133646 and 333-133646-02))

4.2A	First Amendment to Declaration of Trust of Torchmark Capital Trust IV*

4.3	Certificate of Trust of Torchmark Capital Trust V*

4.4	Declaration of Trust of Torchmark Capital Trust V*

4.5	Form of Amended and Restated Declaration of Trust for Torchmark Capital Trust IV and Torchmark Capital Trust V*

4.6	Form of Trust Preferred Security (included in Exhibit 4.5)

4.7	Form of Preferred Securities Guarantee Agreement with respect to trust preferred securities to be issued by Torchmark Capital Trust IV and Torchmark Capital Trust V*

4.8	Indenture dated as of February 1, 1987 between Torchmark Corporation and The Bank of New York Mellon Trust Company, N.A. (ultimate successor trustee to Morgan Guaranty Trust Company of New York and The Bank of New York) (incorporated by reference from Exhibit 4(b) to Form S-3 of Torchmark Corporation (Registration No. 333-11716))

4.9	Supplemental Indenture, dated as of December 14, 2001, among Torchmark, Bank One Trust Company, N.A. and The Bank of New York Trust Company, N.A., supplementing the Indenture dated February 1, 1987 (incorporated by reference from Exhibit 4.1 to Form 8-K dated December 14, 2001)

4.10	Second Supplemental Indenture, dated as of June 23, 2006, among Torchmark, J.P. Morgan Trust Company, National Association, and The Bank of New York Trust Company, N.A., supplementing the Indenture dated February 1, 1987 (incorporated by reference from Exhibit 4.1 to Form 8-K dated June 23, 2006)

4.11	Junior Subordinated Indenture, dated November 2, 2001, between Torchmark Corporation and The Bank of New York Mellon Trust Company, N.A. (ultimate successor trustee to The Bank of New York) (incorporated by reference from Exhibit 4.3 to Form 8-K dated November 2, 2001)

4.12	Form of Deposit Agreement**

4.13	Form of Depositary Share (included in Exhibit 4.12)**

4.14	Form of Warrant Agreement**

4.15	Form of Warrant Certificate**

4.16	Form of Unit Agreement**

4.17	Form of Unit Certificate**

4.18	Form of Preferred Stock Certificate of Designation**

4.19	Form of Purchase Contract Agreement**

5.1	Opinion of Maynard, Cooper & Gale, P.C.*

Exhibit Number	Description
5.2	Opinion of Morris, Nichols, Arsht & Tunnell LLP*

8.1	Opinion of Maynard, Cooper & Gale, P.C., if required, as to certain tax matters**

12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges*

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm*

23.2	Consent of Maynard, Cooper & Gale, P.C. (included in Exhibit 5.1)

23.3	Consent of Morris, Nichols, Arsht & Tunnell LLP (included in Exhibit 5.2)

24.1	Powers of Attorney*

25.1	Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended (“Form T-1”), of The Bank of New York Mellon Trust Company, N.A. to act as trustee under the Indenture for the Senior Debt Securities*

25.2	Form T-1 of The Bank of New York Mellon Trust Company, N.A. to act as trustee under the Junior Subordinated Indenture for the Subordinated Debt Securities*

25.3	Form T-1 of The Bank of New York Mellon Trust Company, N.A. to act as trustee under the Amended and Restated Declaration of Trust of Torchmark Capital Trust IV with respect to the preferred securities of Torchmark Capital Trust IV*

25.4	Form T-1 of The Bank of New York Mellon Trust Company, N.A. to act as trustee under the Amended and Restated Declaration of Trust of Torchmark Capital Trust V with respect to the preferred securities of Torchmark Capital Trust V*

25.5	Form T-1 of The Bank of New York Mellon Trust Company, N.A. to act as trustee under the Preferred Securities Guarantee Agreement for the benefit of the holders of the preferred securities of Torchmark Capital Trust IV*

25.6	Form T-1 of The Bank of New York Mellon Trust Company, N.A. to act as trustee under the Preferred Securities Guarantee Agreement for the benefit of the holders of the preferred securities of Torchmark Capital Trust V*

*	Filed herewith.

**	To be filed by post-effective amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference.

Item 17.	Undertakings

Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McKinney, State of Texas, on the 11th day of June, 2009.

TORCHMARK CORPORATION

By:	/S/ MARK S. MCANDREW
Name:	Mark S. McAndrew
Title:	Chairman, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated:

Signature	Title	Date

/S/ MARK S. MCANDREW Mark S. McAndrew	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	June 11, 2009

/S/ GARY L. COLEMAN Gary L. Coleman	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 11, 2009

/S/ DANNY H. ALMOND Danny H. Almond	Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 11, 2009

* Charles E. Adair	Director	June 11, 2009

* David L. Boren	Director	June 11, 2009

* M. Jane Buchan	Director	June 11, 2009

* Robert W. Ingram	Director	June 11, 2009

* Joseph L. Lanier, Jr.	Director	June 11, 2009

* Lloyd W. Newton	Director	June 11, 2009

* Sam R. Perry	Director	June 11, 2009

* Lamar C. Smith	Director	June 11, 2009

* Paul J. Zucconi	Director	June 11, 2009

*By:	/S/ GARY L. COLEMAN
Gary L. Coleman Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McKinney, State of Texas, on the 11th day of June, 2009.

TORCHMARK CAPITAL TRUST IV

By:	TORCHMARK CORPORATION, as Sponsor

By:	/S/ GARY L. COLEMAN
Name:	Gary L. Coleman
Title:	Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McKinney, State of Texas, on the 11th day of June, 2009.

TORCHMARK CAPITAL TRUST V

By:	TORCHMARK CORPORATION, as Sponsor

By:	/S/ GARY L. COLEMAN
Name:	Gary L. Coleman
Title:	Executive Vice President and Chief Financial Officer